Exhibit 21.1
SUBSIDIARIES OF ALBEMARLE CORPORATION

NAME	PLACE OF FORMATION
ACI Cyprus, L.L.C.	Delaware
Albemarle Argentina SRL	Argentina
Albemarle Brazil Holdings LTDA.	Brazil
Albemarle Care Fund	Virginia
Albemarle Catalysts Company B.V.	Netherlands
Albemarle Chemical Canada Ltd.	Canada
Albemarle Chemicals (Shanghai) Company Limited	China
Albemarle Chemicals Ltd.	Cyprus
Albemarle Chemicals Private Limited	India
Albemarle Chemicals S.A.S.	France
Albemarle Chemicals South Africa (PTY) Ltd.	South Africa
Albemarle de Venezuela C.A.	Venezuela
Albemarle Delaware Holdings 1 LLC	Delaware
Albemarle Delaware Holdings 2 LLC	Delaware
Albemarle Dutch Holdings B.V.	Netherlands
Albemarle Dutch Holdings 2 B.V.	Netherlands
Albemarle Europe Sprl	Belgium
Albemarle Finance Company B.V.	Netherlands
Albemarle Foundation	Virginia
Albemarle Germany Gmbh	Germany
Albemarle Hilfe GmbH Unterstutzungskasse	Germany
Albemarle Holdings Company Limited	Turks & Caicos Islands
Albemarle Holdings Limited	Hong Kong
Albemarle Hungary Ltd.	Hungary
Albemarle Italy S.R.L.	Italy
Albemarle Japan Corporation	Japan
Albemarle Japan Holdings B.V.	Netherlands
Albemarle Knight Lux 1 Holdings Corporation	Delaware
Albemarle Korea Corporation	Korea
Albemarle Limitada	Chile
Albemarle Lithium Holding Corporation	Delaware
Albemarle Lithium Holding GmbH	Germany
Albemarle Lithium Pty Ltd	Australia
Albemarle Malaysia Sdn Bhd	Malaysia
Albemarle Management (Shanghai) Co., Ltd.	China
Albemarle Middle East Corporation FZE	United Arab Emirates
Albemarle Netherlands B.V.	Netherlands
Albemarle New Holding GmbH	Germany
Albemarle Overseas Employment Corporation	Virginia
Albemarle Quimica LTDA	Brazil
Albemarle Saudi Trading Company	Saudi Arabia
Albemarle Singapore PTE LTD	Singapore
Albemarle Spain S.L.	Spain

NAME	PLACE OF FORMATION
Albemarle (Thailand) Co., Ltd.	Thailand
Albemarle Taiwan Limited	Taiwan
Albemarle U.S., Inc.	Delaware
Albemarle Vietnam Limited Liability Company	Vietnam
Albemarle Wodgina Pty Ltd	Australia
Dynamit Nobel GmbH	Germany
Dynamit Nobel Unterstützungsfonds GmbH	Germany
Excalibur Realty Company	Delaware
Excalibur II Realty Company	Delaware
Foote Chile Holding Company	Delaware
Foote Minera e Inversiones Ltda.	Chile
Jiangxi Albemarle Lithium Co., Ltd.	China
Jordan Bromine Company Limited	Jordan
Knight Lux 1 S.à r.l.	Luxembourg
Knight Lux 2 S.à r.l.	Luxembourg
MARBL Lithium Operations Pty Ltd	Australia
Metalon Environmental Management & Solutions GmbH	Germany
PT Albemarle Chemicals Indonesia	Indonesia
Rockwood Holdings, Inc.	Delaware
Rockwood Lithium India Pvt. Ltd.	India
Rockwood Lithium Japan K.K.	Japan
Rockwood Lithium Korea LLC	South Korea
Rockwood Lithium Shanghai Co., Ltd.	China
Rockwood Lithium Taiwan Co., Ltd.	Taiwan
Rockwood Specialties GmbH	Germany
Rockwood Specialties Group, LLC	Delaware
Rockwood Specialties LLC	Delaware
Rockwood Specialties Limited	United Kingdom
RT Lithium Limited	United Kingdom
RSG Immobilien GmbH	Germany
Sales de Magnesio Limitada	Chile
Shandong Sinobrom Albemarle Bromine Chemicals Company Limited	China
Sichuan Guorun New Material Co., Ltd.	China